EMPLOYMENT AGREEMENT
(CFO)

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 26 DAY OF February 2014 ("Effective Date"), by and between HIGHWATER ETHANOL, LLC, LAMBERTON, MINNESOTA (hereinafter referred to as "Employer") and LUCAS SCHNEIDER, (hereinafter referred to as "Employee").

WHEREAS, the parties acknowledge that Employer is an ethanol plant located near Lamberton, Minnesota ("Business of Employer"); and

WHEREAS, the parties agree and acknowledge the Business of Employer is a highly competitive one, both inside of and outside the state of Minnesota; and

WHEREAS, the parties agree and acknowledge Employer has, is and will likely continue to develop valuable confidential techniques and valuable proprietary, trade secret and confidential information, forms and methods for use in the Business of Employer; and

WHEREAS, Employee agrees and acknowledges that Employee will have access to said valuable techniques and employ said valuable proprietary, trade secret and confidential information, forms and methods in earning income in the employ of Employer; and

WHEREAS, as a condition of employment of Employee by Employer, the parties mutually agree that secrecy is required in connection with the Business of Employer and in connection with the, identity of Employer's confidential, proprietary and trade secret information, and that accordingly, it is vital that Employer be protected from direct or indirect competition from Employee during his employment and for a reasonable period of time thereafter; and

WHEREAS, Employer and Employee now desire to provide for the employment of Employee by Employer, after the effective date of this Agreement, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Employment and Duties. Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement. Employee shall be the CFO and shall report directly to the CEO.

Employee shall devote substantially his entire time and attention to the business of Employer. In so doing, Employee agrees to contribute his best skills and services at all times for the business and benefit of Employer. The duties and responsibilities to be performed by Employee will be, as from time-to-time, determined by Employer and agreed to by Employee.

2.    Disability Prior to Retirement. In the event the Employee should become disabled while actively employed by the Employer at any time after the date of this Agreement the Employer will release the endorsement and the Employee will receive full vesting of all policy cash values. Any future premiums will become the sole responsibility of the Employee.

3.    Term and Termination of Employment. Employee's term of employment under this Agreement shall commence on the effective date of this Agreement and shall continue thereafter until terminated by either party by providing the other with not less than thirty (30) days prior written notice of such party's intention to terminate this Agreement. Notwithstanding the foregoing, however, the parties acknowledge and agree that Employee's employment with Employer shall be at will. Either party may terminate this Agreement with or without cause upon thirty (30) days written notice. This Agreement does not constitute a contract of employment for a specific duration. Upon such termination, all of Employee's rights to compensation and other benefits hereunder shall terminate upon the date his employment terminates except as provided herein or as may be mandated by law.

In the event Employer terminates Employee's employment without cause, it shall then:

a.
Continue paying Employee his then current salary for a period of eighteen (18) months from and after the effective date of the termination. However, the payments due Employee shall be reduced by his salary in the event that he attains other employment during said eighteen (18) month period.

b.
Continue paying his health care insurance for a period of eighteen (18) months from and after the effective date of the termination, unless health insurance is provided by other employment secured during said eighteen (18) month period.

c.
If Employee's employment is terminated for cause, which, by way of example, would include gross negligence, illegal conduct, intentional insubordination, dishonesty, a violation of the terms and conditions of his employment, theft, fraud or other dishonest activity, then, and in that event, there shall be no obligation to continue the salary and health benefits set forth above.

The Company may terminate the Employee's employment upon sixty (60) days' notice to the Employee and a severance payment of three (3) times the Employee's annual salary should any of the following events occur:

1.	The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or

2.	The sale, exchange, or other disposition, in one transaction of the majority

3.	of the Company's outstanding corporate shares; or

4.	The merger or consolidation of the Company with another;

4.    Salary. Employer shall pay Employee a salary of $115,000 and 00/100 Dollars ($9583.33) per month, which salary shall be reviewed annually in December of each year, with a view toward appropriate adjustments as agreed to. The parties may agree on yearly raises and such shall take effect and be controlled by the terms of this Employment Agreement without executing any further agreement(s).

5.    Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

6.    Benefits. Employee shall receive benefits equal to or greater than provided to other employees of Employer by way of, but not limited to, paid holidays, life insurance, sick leave, and a retirement plan.

7.    Expenses. During the period of employment, Employer shall furnish Employee with an office and with such other equipment, supplies, reimbursement for reasonable business expenses, facilities and technical services as Employee may reasonably require for the performance of his duties hereunder, as determined by Employer in its sole discretion.

8.    Paid Time Off and Other Benefits. Employee shall be entitled to not less than thirty (30) days per year of Paid Time Off ("PTO"), plus holidays as designated by Employer in its sole discretion, each year of his employment hereunder, Any unused PTO may be paid out at the end of the year. Employee shall be entitled to participate in any health and other benefit plans offered to full-time employees of Employer, subject to the eligibility requirements imposed by such plans. Employer will provide Employee with a company owned or leased vehicle for necessary business travel or compensate the employee at the federal business mileage rate.

9.    Fringe Benefits. Employee shall be entitled to participate in all fringe benefit or incentive compensation programs that may be authorized or adopted from time to time by Employer, including but not limited to Employer's 401K plan, provided, however, the participation of Employee in the various fringe benefit programs offered by Employer shall be subject to the eligibility standards of each such program, and, if applicable, any underwriting standards of the companies providing such benefits. Employer will contribute up to three percent (3%) if Employee contributes three percent (3%) and four percent (4%) if the employee contributes five percent (5%) or more into his 401K plan.

10.    Longevity: Highwater Ethanol Board of Directors believes in longevity and commitment to employment; to ensure continuity, Employee is hereby offered the following incentive. For each complete year after the Effective Date that Employee is employed, he will earn an additional amount of $10,000.00 which will be invested in an agreed upon Life Insurance Retirement Plan or Investment plan, with the company paying the income taxes due, on an Annual basis at the end of Highwater Fiscal Year End. The Vesting schedule is:

Complete Years of Service with HWE (After Effective Date)	Vesting Schedule
1	10%
2	20%
3	30%
4	40%
5	55%
6	70%
7	85%
8	100%

The Employee will be automatically considered 100% vested and the full amount due to Employee, if any provisions in Section 3 occur; except that if Section 3(c) "{terminated for cause} " applies, then the Vesting percentage will not change from that in effect as of that date. The Employee may elect to defer receipt of any vested portion due to Employee, in any year. If the Employee elects to defer payment to Employee of any portion that is vested, on a year-by-year basis, such deferral shall be until the Employee requests payment or becomes 100% Vested, whichever occurs first.

11.    Confidentiality. During his employment and thereafter, Employee shall treat and keep secret all matters relating directly or indirectly to the Business of Employer, whether or not designated as

"confidential," including, but not limited to, the content of all manuals, memoranda, production statements, sales records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, customer and supplier lists, mailing lists, processes, inventions, technology, software, formulas, job production and cost records, special terms with suppliers or customers or any other information relative to any past, present or prospective customers as completely confidential information entrusted to Employee solely for use in capacity as an employee of Employer. Employee further agrees not to keep and/or use any papers, records, or any information whatsoever relative to any of the matters referred to in the preceding sentence, nor shall Employee furnish, make available or otherwise divulge any such information to any person outside the Board of Directors during or after Employee's employment by Employer, unless specifically instructed to do so in writing signed by the Board President or his designee.

12.    Covenant Not to Compete. During the period of this Agreement, and for a period of one (1) year thereafter, (the "Non-competition Period"), Employee shall not, directly or indirectly, by or for himself or through others as his agent:

a.
work for, promote or sell anywhere within: a thirty (30) mile radius of Employer's facility located near Lamberton, Minnesota (the "Territory"), any business which is similar to or directly in competition with the Business of Employer as then being conducted by Employer, unless mutually agreed upon by both parties; or

b.
own, manage, operate, control, participate in, rendered advice to, or have any right to or interest in any other business which provides products or services anywhere in the Territory which compete in any way with the Business of Employer as then being conducted by Employer, unless mutually agreed upon by both parties.

13.    Covenants Not To Disclose or Interfere. Employee further agrees that Employee shall not, directly or indirectly, either for himself or any other person, firm or corporation:

a.
except in Employee's official capacities with Employer, divulge, communicate, use or disclose, or permit others to use or disclose, any non public information, whether or not designated as "confidential," concerning Employer or the Business of Employer, and, upon request by Employer, Employee will return all confidential information to Employer;

b.	interfere with the business relationships of or disparage the good name or reputation of Employer.

14.    Covenant Not To Solicit. Employee further agrees that Employee shall not, directly or indirectly, either for himself or any other person, firm or corporation:

a.	call upon, solicit, divert, take away or accept business from any of the customers or suppliers of Employer in connection with any competitive enterprise operating in the Territory; or

b.
solicit for employment, retain or employ or become employed by any past or present employee of Employer, or request, induce or advise any employee to leave the employ of or cease affiliation with Employer in connection with any competitive enterprise operating in the Territory.

15.    Intellectual Property Rights. Employee agrees that any and all inventions, improvements, discoveries, formulas or processes relating to the Business of Employer which have been invested, discovered or learned by Employee during or as a result of Employee's employment by Employer will be at once fully disclosed by Employee to Employer and will be the sole and absolute property of Employer.

16.    Enforcement. The necessity of protection against competition from Employee and the nature and scope of such protection has been carefully considered by the parties hereto. The parties agree and acknowledge that Employer has a protectable interest in its confidential, proprietary and trade secret information and that the duration, scope and geographic areas applicable to the covenants not to compete and not to solicit described in this Agreement are fair, reasonable and necessary to protect such interest, that adequate compensation (in the form of Employee's employment by Employer under the terms of this Agreement) has been received by Employee for such obligations, and that these obligations (including specifically the obligations of Employee under Sections 11 through 15 of this Agreement, which the parties expressly agree survive the termination of this Agreement) do not prevent Employee from earning a livelihood. If, however, any court determines that any of the restrictions imposed on Employee under this Agreement are not completely enforceable because they are not reasonable, the parties hereby give the court the right and power to interpret, alter, amend or modify any or all of the terms contained herein to include as much of the scope, time period and geographic area as will render such restrictions reasonable and enforceable.

Employee agrees that in the event of a breach or violation or attempted breach or violation of any or all of the Sections 11 through 15 above, said provisions will cause irreparable harm to Employer and for that reason Employee further agrees that Employer shall be entitled as a matter of right, to both temporary and permanent injunctive relief from any court of competent jurisdiction, restraining further violation of such covenants by the Employee, his employer, employees, partners, or agents. Employee further agrees to pay Employer's reasonable costs and expenses, including reasonable attorney fees, if Employer brings an action and substantially prevails for breach of this Agreement by Employee.

17.    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Minnesota.

18.    Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be deemed one and the same Agreement.

19.    Further Acts. The parties hereto agree to perform such other acts that may be required to carry out the terms of this Agreement.

20.    Notices. Any and all notices, designations, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail, postage prepaid, which shall be addressed, in the case of Employee, to his last known address on the payroll records of Employer, and, in the case of Employer, to 24500 U.S. Hwy. 14, Post Office Box 96, Lamberton, MN 56152.

21.    Binding Effect. This Agreement shall be binding upon the heirs, successors, legal representatives and assigns of the parties hereto, all of whom, regardless of the number of intervening transfers, shall be bound in the same manner as the parties hereto.

22.    Assignment; Benefit. This Agreement shall not be assigned by any party hereto except upon the written consent of the other party (except as to any assignment of this Agreement by Employer to a successor to Employer which conducts Employer's Business activities, for which the consent of the Employee shall not be required). Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

23.    Amendment. This Agreement sets forth the entire understanding of the parties and may not be amended, altered or modified except by written agreement between the parties.

24.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendered invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

25.    Captions. The captions herein are inserted for the convenience of reference only and shall be ignored in the construction or interpretation hereof.

26.    Other Employment Agreements. This Agreement supersedes and takes precedence over any previous employment agreement entered into between the parties hereto, whether written or oral.

27.    Waiver. Any waiver of any of the terms and/or conditions of this Agreement by any party shall not be construed to be a general waiver of such terms and/or conditions, with or without notice to the other parties.

28.    Receipt and Understanding. By signing this Agreement, Employee acknowledges that Employee has read all of this Agreement, has asked whatever questions he deems appropriate, understands this Agreement in full and has received a copy of this Agreement.

IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first above written.

HIGHWATER ETHANOL, LLC,	EMPLOYEE:
LAMBERTON, MN

By: /s/ David Moldan	/s/ Lucas Schneider
Its: Chairman	Lucas Schneider